UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

Kairous Acquisition Corp. Limited

(Exact name of Registrant as specified in its Charter)

Cayman Islands	001-41155	n/a
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 39 Marina Bay Financial Centre Tower 2,

10 Marina Boulevard,

City Singapore 018983, Singapore

(Address of Principal Executive Offices)

+662-255-6851340

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of one ordinary share	KACUF	OTC Markets Group, Inc.
Ordinary shares, par value $0.0001 per share	KACLF	OTC Markets Group, Inc.
Redeemable warrants, each exercisable for one ordinary share at an exercise price of $11.50 included as part of the units	KACWF	OTC Markets Group, Inc.
Rights, each to receive one-tenth of one ordinary share	KACRF	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2025, Usanee Lekvanichkul submitted her resignation, effective as of June 6, 2025, from her positions as Chief Financial Officer and Executive Director of Kairous Acquisition Corp. Limited (the “Company”). Ms. Lekvanichkul’s resignation does not arise from any disagreement with the Company, on any matter relating to its operations, policies, or practices. The board of directors accepted the resignation of Ms. Lekvanichkul from all the positions she held as an officer and director of the Company.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2025

KAIROUS ACQUISITION CORP. LIMITED

By:	/s/ Athiwat Apichote
Name:	Athiwat Apichote
Title:	Chief Executive Officer